     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 1999



                                                      REGISTRATION NO. 333-75923

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         NEXTLINK COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          4813                  91-1738221
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                        No.)

                            ------------------------

 500 108TH AVENUE N.E., SUITE 2200, BELLEVUE, WASHINGTON 98004, (425) 519-8900
  (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)
                            ------------------------

                           R. BRUCE EASTER JR., ESQ.
                       500 108TH AVENUE N.E., SUITE 2200
                           BELLEVUE, WASHINGTON 98004
                                 (425) 519-8900
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                            ------------------------

                                    COPY TO:

             BRUCE R. KRAUS, ESQ.                           STEPHEN O. MEREDITH, ESQ.
           WILLKIE FARR & GALLAGHER                          NICHOLAS S. HODGE, ESQ.
              787 SEVENTH AVENUE                              EDWARDS & ANGELL, LLP
           NEW YORK, NEW YORK 10019                            101 FEDERAL STREET
                (212) 728-8000                                  BOSTON, MA 02110
                                                                 (617) 439-4444

                            ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                 AMOUNT TO           PER SHARE           AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED     OFFERING PRICE(1)     OFFERING PRICE     REGISTRATION FEE
Class A Common Stock,
  par value $.02 per share.................      6,656,600            $58.6875          $390,659,213        $115,245(2)


(1) The fee was calculated pursuant to Rule 457(c) under the Securities Act of 1933 and was based on the average of the high and low prices for the Class A Common Stock on The Nasdaq National Market on April 6, 1999.


(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    NEXTLINK is a Delaware corporation. In its Certificate of Incorporation, NEXTLINK has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    NEXTLINK has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A)

    Exhibits:

      3.1  Certificate of Incorporation of NEXTLINK.(1)

      3.2  By-laws of NEXTLINK.(1)

      4.1  Indenture, dated November 12, 1998, by and among NEXTLINK Communications, Inc. and
           United States Trust Company of New York, as trustee, relating to the 10()3'>'(4)%
           Senior Notes due 2008.(8)

      4.3  Certificate of Designation of the Powers, Preferences and Relative, Participating,
           Optional and Other Special Rights of 14% Senior Exchangeable Redeemable Preferred
           Shares and Qualifications, Limitations and Restrictions Thereof.(1)

      4.4  Form of stock certificate of 14% Senior Exchangeable Redeemable Preferred Shares.(3)

      4.5  Indenture, dated as of April 25, 1996, by and among NEXTLINK Communications, Inc.,
           NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee,
           relating to 12( 1)'(2)% Senior Notes due April 15, 2006, including form of global note.(2)

      4.6  First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK,
           NEXTLINK Communications, L.L.C., NEXTLINK Capital, Inc. and United States Trust
           Company of New York, as Trustee.(3)

      4.7  Indenture, dated September 25, 1997, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9(5)'(8)% Senior Notes due
           2007.(4)

      4.8  Indenture, dated March 3, 1998, between United States Trust Company, as Trustee and
           NEXTLINK Communications, Inc., relating to the 9% Senior Notes due 2008.(5)

      4.9  Certificate of Designation of Powers, Preferences and Relative, Participating,
           Optional and Other Special Rights of 6 1/2% Cumulative Convertible Preferred Stock
           and Qualifications, Limitations and Restrictions Thereof.(1)

     4.10  Form of stock certificate of Class A common stock(9)

     4.11  Indenture, dated April 1, 1998, between United States Trust Company, as Trustee and
           NEXTLINK Communications, Inc., relating to the 9.45% Senior Discount Notes due
           2008.(6)

     4.12  Second Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 25,
           1996, by and among NEXTLINK Communications, Inc., NEXTLINK Capital, Inc. and United
           States Trust Company of New York, as Trustee.(1)

     4.13  First Supplemental Indenture, dated June 3, 1998, amending Indenture dated September
           25, 1997, by and between NEXTLINK Communications, Inc. and United States Trust
           Company of New York, as Trustee.(1)

     4.14  First Supplemental Indenture, dated June 3, 1998, amending Indenture dated March 3,
           1998, by and between NEXTLINK Communications, Inc. and United States Trust Company of
           New York, as Trustee.(1)

     4.15  First Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 1,
           1998, by and between NEXTLINK Communications, Inc. and United States Trust Company of
           New York, as Trustee.(1)

      5.1  Opinion of Willkie Farr & Gallagher.

      8.1  Tax Opinion of Willkie Farr & Gallagher.

     10.1  Stock Option Plan of NEXTLINK, as amended.(1)

     10.2  Employee Stock Purchase Plan of NEXTLINK.(1)

     10.3  Registration Rights Agreement dated as of January 15, 1997, between NEXTLINK and the signatories listed therein(3).

     10.4  Preferred Exchange and Registration Rights Agreement, dated as of January 31, 1997, by and among NEXTLINK and the Initial Purchasers(3).

     10.5  Fiber Lease and Innerduct Use Agreement, dated February 23, 1998, by and between
           NEXTLINK and Metromedia Fiber Network, Inc. (5)

     10.6  Amendment No. 1 to Fiber Lease and Innerduct Use Agreement, dated March 4, 1998, by and between NEXTLINK and Metromedia Fiber Network, Inc. (5)

     10.7  Agreement and Plan of Merger, dated as of January 14, 1999, among NEXTLINK, WNP
           Communications, Inc. and PCO Acquisition Corp. (7)

     10.8  Registration Rights Agreement, dated January 14, 1999, between NEXTLINK and the
           Holders referred to therein. (7)

     10.9  Consent and Indemnity Agreement of Stockholders, dated January 14, 1999, by and among
           NEXTLINK Communications, Inc., WNP Communications, Inc. and certain holders of non-
           voting and voting common stock of WNP Communications, Inc.(7)

    10.10  Consent and Indemnity Agreement of Preferred Stockholders, dated January 14, 1999, by and among NEXTLINK Communications, Inc., WNP Communications, Inc. and certain holders of Series A preferred stock of WNP Communications, Inc.(7)

       21  Subsidiaries of the Registrant.(5)

     23.1  Consent of Arthur Andersen LLP, independent public accountants of NEXTLINK
           Communications, Inc*

     23.2  Consent of Arthur Andersen LLP, independent public accountants of WNP Communications,
           Inc.*

     23.3  Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1 and Exhibit 8.1).


------------------------


*   Previously filed.


(1) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975).

(2) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK Communications, Inc.) and NEXTLINK Capital, Inc. (Commission File No. 333-4603).

(3) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File Nos. 33-04603 and 333-04603-01).

(4) Incorporated here by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32003).

(5) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File Nos. 333-04603 and 333-04603-01).

(6) Incorporated herein by reference to the exhibit filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. (Commission File No. 000-22939).

(7) Incorporated herein by reference to the exhibits filed with the current report on Form 8-K filed on January 19, 1999 (Commission File No. 000-22939).

(8) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-71749).

(9) Incorporated here by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32001).

    (a)

    (b) Financial Statement Schedules: None.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 under the Securities Act will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 16th day of April, 1999.


                                NEXTLINK COMMUNICATIONS, INC.

                                BY:           /S/ R. BRUCE EASTER, JR.
                                     -----------------------------------------
                                                R. Bruce Easter, Jr.
                                        VICE PRESIDENT, GENERAL COUNSEL AND
                                                     SECRETARY

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of NEXTLINK Communications, Inc., hereby severally and individually constitute and appoint Kathleen H. Iskra and
R. Bruce Easter, Jr., and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                 Chairman of the Board and
              *                   Chief Executive Officer
------------------------------     (Principal Executive        April 16, 1999
       Steven W. Hooper            Officer) and Director

              *                 Vice Chairman and Director
------------------------------                                 April 16, 1999
        Wayne M. Perry

                                   Vice President, Chief
                                   Financial Officer and
              *                    Treasurer (Principal
------------------------------     Financial Officer and       April 16, 1999
      Kathleen H. Iskra            Principal Accounting
                                         Officer)

              *                          Director
------------------------------                                 April 16, 1999
        Craig O. Mccaw

              *                          Director
------------------------------                                 April 16, 1999
       Dennis Weibling

              *                          Director
------------------------------                                 April 16, 1999
      William A. Hoglund

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
              *                          Director
------------------------------                                 April 16, 1999
       Sharon L. Nelson

              *                          Director
------------------------------                                 April 16, 1999
      Jeffrey S. Raikes

              *                          Director
------------------------------                                 April 16, 1999
      Gregory J. Parker

              *                          Director
------------------------------                                 April 16, 1999
        Nicolas Kauser



*By:    /s/ R. BRUCE EASTER,                                   April 16, 1999
                 JR.
      -------------------------
        R. Bruce Easter, Jr.
         AS ATTORNEY-IN-FACT